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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (date of earliest event reported): August 1, 1997
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                            SPEIZMAN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             North Carolina                0-8544                56-0901212
    (State or Other Jurisdiction        (Commission             (IRS Employer
            of Incorporation)           File Number)        Identification No.)

508 West 5th Street, Charlotte, North Carolina                      28202
    (Address of Principal Executive Offices)                      (ZIP Code)

                                 (704) 372-3751
              (Registrant's Telephone Number, Including Area Code)


          (Former Name of Former Address, if Changed Since Last Report)



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ITEM 2. Acquisition or Disposition of Assets

         On August 1, 1997 (the "Closing Date"), Speizman Industries, Inc., a Delaware Corp., ("Buyer") purchased all of the outstanding common stock of Wink Davis Equipment Co., Inc. ("Wink Davis"), a Georgia corporation, from the eight individual shareholders of Wink Davis (the "Sellers"), pursuant to a Stock Purchase Agreement dated July 31, 1997 by and among Buyer and Sellers. Wink Davis distributes laundry equipment and parts, principally in the southeastern United States, as well as in the Chicago, Illinois area. In accordance with the Stock Purchase Agreement, the Buyer paid $ 9,500,000 (the "Purchase Price") to the Sellers in cash. There is a possible additional conditional payment of up to $ 1.5 million in cash over a five-year period based on certain pre-tax earnings calculations.

         Assets acquired included cash and cash equivalents, accounts and notes receivable, inventories, cash surrender value of life insurance, automobiles and trucks, machinery and equipment, furniture and fixtures, leasehold improvements and certain exclusive dealer distribution rights. All of such assets were used in the operations of Wink Davis. The Buyer intends to continue the operations of Wink Davis and the same use of such assets.

         The Stock Purchase Agreement provides that the Purchase Price is subject to adjustments for changes, among other things, in the book value of the business since December 31, 1996. Such an adjustment will be determined after completion of a closing balance sheet of the Business as at the Closing Date which will be audited by Seller's auditors. Such closing balance sheet must be delivered by Seller to Buyer within 60 days of the Closing Date (or such longer period of time as may be reasonably required). As with any other dispute among the parties with respect to the Stock Purchase Agreement, any unresolved dispute concerning possible adjustment to the Purchase Price will be subject to arbitration.

         On the Closing Date, the Sellers entered in to various agreements with the Buyer pursuant to the Stock Purchase Agreement, including (a) a noncompetition agreement prohibiting a former shareholder from competing with the Buyer; and (b) subleases of certain properties to Buyer.

         The consideration for the acquisition was determined by arms-length negotiations between the Buyer and the Sellers. Speizman Industries, Inc.'s source of funds was borrowings under the Amended and Restated Loan Agreement (the "Loan Agreement") with NationsBank, N.A. entered into on August 1, 1997. This Loan Agreement provides up to $ 37.0 million comprised of (a) a $ 7.0 million term loan with quarterly principal payments of $ 250,000 beginning December 31, 1997, the balance due July 31, 2000; and (b) up to $ 30.0 million including a maximum of $ 8.5 million for direct borrowings with the balance available for the issuance of documentary letters of credit. This line of credit expires July 31, 2000.

         A copy of a press release issued by the Buyer on August 1, 1997 with respect to the transaction is attached hereto as Exhibit 1 and is incorporated herein by reference.


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ITEM 7.  Financial Statements and Exhibits
         (a) Financial Statements of Business Acquired. The financial statements for Wink Davis for the periods ended December 31, 1996 and 1995, as required by Item 7(a) of Form 8-K are filed herewith as Exhibit 2 and are incorporated herein by reference. It is impracticable to provide the interim financial statements for Wink Davis for the interim period ended on July 31, 1997 at the time of this Report. The required financial statements will be filed as an amendment to this Report as soon as practicable, but no later than 60 days after the date this report is required to be filed.

         (b) Pro Forma Financial Information. It is impracticable to provide the required pro forma financial information for Wink Davis at the time of this Report. The required pro forma financial information will be filed as an amendment to this Report as soon as practicable, but no later than 60 days after the date this report is required to be filed.

         (c)      Exhibits:

                  (1)      Press release issued by the Buyer on August 1, 1997.

                  (2) Wink Davis Equipment Company, Inc. Financial Statements for December 31, 1996 and 1995.

                  (3) Stock Purchase Agreement, dated as of July 31, 1997, by and among Speizman Industries, Inc. and Wink Davis, Jr., C. Alexander Davis, Wingfield Austin Davis III, Taylor Ferrell Davis, Allison Davis Jabaley, Matthew Worley Davis, Amy Butler Davis and Kyle Alexander Davis.

                  (4)      Consent of Auditors relative to Item 7(c)(2) above.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPEIZMAN INDUSTRIES, INC.

Date: August 14, 1997               By: /s/ Robert S. Speizman
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                                          Robert S. Speizman, President


Date: August 14, 1997               By: /s/ Josef Sklut
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                                          Josef Sklut, Vice President-Finance



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                                  EXHIBIT INDEX


  EXHIBIT NUMBER
                                                           DESCRIPTION

         1          Press release issued by the Buyer on August 1, 1997.

         2 Wink Davis Equipment Company, Inc. Financial Statements for December 31, 1996 and 1995.

         3 Stock Purchase Agreement, dated as of July 31, 1997, by and among Speizman Industries, Inc. and Wink Davis, Jr., C. Alexander Davis, Wingfield Austin Davis III, Taylor Ferrell Davis, Allison Davis Jabaley, Matthew Worley Davis, Amy Butler Davis and Kyle Alexander Davis.

         4          Consent of Auditors relative to Item 7(c)(2) above.